SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549




                                  FORM 8-A/A
                              (AMENDMENT NO. 2)

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                            Pacific Scientific Company
            (Exact name of registrant as specified in its charter)


            California                            94-0744970
       (State of incorporation or organization)   (IRS Employer
                                              Identification No.)

             620 Newport Center Drive, Suite 700
             Newport Beach, California                  92660
       (Address of principal executive offices)        (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the
       Act:


           Title of each class                   Name of each exchange on which
           to be so registered                   each class is to be registered

       Preferred Share Purchase Rights           New York Stock Exchange




       Securities to be registered pursuant to Section 12(g) of the Act:


                                         None
                                    (Title of Class)






         Item 1.   Description of Securities To Be Registered.


                   This amendment amends and supplements the Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on December 22, 1997, as amended, with respect to the rights (the "Rights") issued pursuant to the Preferred Share Purchase Rights Agreement (the "Rights Agreement"), by and between the Company and ChaseMellon Shareholder Services, L.L.C. as rights agent (the "Rights Agent"), dated as of December 21, 1997 (the "Rights Agreement").

                   The Company has determined and announced that the record date relating to the Rights to be distributed to holders of Common Stock pursuant to the Rights Agreement will be December 29, 1997. A letter agreement between the Company the Rights Agent, and a press release relating to such matter are attached hereto as Exhibits 3 and 4 and are incorporated herein by reference.

         Item 2.   Exhibits

         Item 2 is hereby amended and supplemented by adding thereto the following:

         Exhibit 3. Letter agreement, dated as of December 22, 1997, by and between the Company and the Rights Agent.

         Exhibit 4.     Press Release issued by the Company on
                        December 22, 1997 with respect to the record date for the Rights.










                                   SIGNATURE


                   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


         Dated:  December 23, 1997

                                      PACIFIC SCIENTIFIC COMPANY


                                      By /s/Lester Hill
                                          Name: Lester Hill
                                          Title:Chairman and Chief
                                                Executive Officer





                                  EXHIBIT LIST

         Exhibit 3.    Letter agreement, dated as of December 22,
                       1997, by and between the Company and the Rights
                       Agent.

         Exhibit 4. Press Release issued by the Company on December 22, 1997 with respect to the record date for the Rights.